Exhibit 99.1

Contact

Media/Analysts/Investors:

Sailash Patel

919.456.7814

sailash.patel@furiex.com

Furiex Reports Fourth Quarter 2010 Financial Results

Highlights:

•	FDA Fast Track Designation of MuDelta for the treatment of diarrhea-predominant irritable bowel syndrome.

•	MuDelta interim analysis of dose response assessment complete and trial is continuing.

•	Initiated start-up activities in January 2011 for Phase II proof-of-concept study for Furiex’s novel muscle sparing statin PPD-10558 based upon FDA agreement with proposed study design.

•	Fourth quarter revenue of $0.3 million.

•	Cash and cash equivalents balance of $82.0 million as of December 31, 2010.

MORRISVILLE, N.C. (February 21, 2011) – Furiex Pharmaceuticals, Inc. (Nasdaq: FURX) today reported its financial and operating results for the quarter ended December 31, 2010. Furiex was spun off from PPD, Inc., as a separate public company effective June 14, 2010. As a result, the Furiex financial information prior to that date was derived from PPD’s discovery sciences segment and does not reflect the consolidated results of operations or cash flows of the company had it been a separate, stand-alone entity.

Furiex recorded fourth quarter revenues of $0.3 million, compared to $0.5 million for the same period in the prior year. Revenue included royalties related to Priligy™ sales in various countries outside the United States and Nesina® sales in Japan.

Research and development expenses were $9.9 million for the quarter ended December 31, 2010, and the fourth quarter ended December 31, 2009. Furiex continues to incur development costs associated with the novel statin, PPD-10558, and the two therapeutic compounds, MuDelta and JNJ-Q2 that we in-licensed from Janssen Pharmaceutica N.V. in November 2009.

Fourth quarter selling, general and administrative expense was $2.0 million for the quarter compared to $1.5 million for the fourth quarter of 2009. The increase was primarily the result of additional costs associated with being a stand-alone publicly traded company.

Operating loss from continuing operations was $11.7 million, compared to $10.8 million for the fourth quarter of 2009. The increase in loss from continuing operations was predominantly a result of the increase in selling, general and administration expense of $0.5 million.

Earnings (loss) per share for the fourth quarter of 2010 was $(1.18), compared to $(3.58) for the fourth quarter of 2009. Fourth quarter 2009 earnings (loss) per share included loss from discontinued operations, net of income taxes, of $(2.48) per share.

“We are advancing all three assets in our development pipeline with skill and speed,” said June Almenoff, M.D., Ph.D., president and chief medical officer of Furiex. “The team is highly engaged, and we are excited about the potential of our pipeline products to improve the health of millions of patients.”

Fred Eshelman, Pharm.D., chairman of Furiex, added, “We are executing our business strategy of focused drug development and are poised to create significant value for our shareholders.”

Furiex will conduct a live conference call and webcast Tuesday, February 22, 2011, at 9:00 a.m. ET to discuss its fourth quarter 2010 results and financial outlook for 2011 as well as provide an overview of its business and pipeline. A Q&A session will follow. All interested parties can access the webcast through the Presentations & Events link in the Investors section of the Furiex website at www.furiex.com. The webcast will be archived shortly after the call for on-demand replay. The conference call will be broadcast live over the Internet and will also be available using the following direct dial numbers:

Participant dial-in:	+1.877.267.0934 (U.S./Canada)
+1.706.643.0961 (International)

Conference ID:	28925775

About Furiex

Furiex Pharmaceuticals is a drug development collaboration company using innovative clinical development design to accelerate and increase value of partnered drug programs by advancing them through the drug discovery and development process in a cost-efficient manner. Development programs are designed and driven by a core team with extensive drug development experience. The company collaborates with pharmaceutical and biotechnology companies and has a strong, diversified product portfolio and pipeline with multiple therapeutic candidates including clinical stage assets and two products on the market. The company’s mission is to develop innovative medicines faster and at less cost, reducing the expense of health care globally while providing life-improving therapies for patients. For more information, visit www.furiex.com.

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Furiex attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause actual results to differ materially include the following: the risks and expense of continuing the research and development activities of our existing candidates; our history of losses and potential need for additional financing; progress of product candidates in clinical trials as it relates to receiving future milestone payments; the ability of our licensees to obtain regulatory approval and successfully manufacture and market products licensed under our patents; the continued or additional support by our collaborators or other third parties of R&D efforts and clinical trials; time required to gain regulatory approvals; the demand for our potential products, if and when approved; potential acquisitions of technology, product candidates or businesses by us; and the costs of defending or prosecuting any patent opposition or litigation necessary to protect our proprietary technologies; and the other risk factors set forth from time to time in the SEC filings for Furiex, copies of which can be found on our website.

FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009	2010
Revenue:
Milestones	$—	$—	$5,000	$7,500
Royalties	515	283	923	1,330
Service	31	—	389	75
Other	—	6	—	78

Total revenue	546	289	6,312	8,983

Direct expenses	18	—	265	21
Research and development expenses	9,871	9,885	11,795	50,112
Selling, general and administrative expenses	1,477	2,032	2,551	8,262
Depreciation and amortization	2	22	10	109

Total operating expenses	11,368	11,939	14,621	58,504

Operating income (loss)	(10,822)	(11,650)	(8,309)	(49,521)

Other income (expense)	(27)	3	10	9

Income (loss) from continuing operations before provision for income taxes	(10,849)	(11,647)	(8,299)	(49,512)
Provision for income taxes	—	6	—	14

Income (loss) from continuing operations	(10,849)	(11,653)	(8,299)	(49,526)
Income (loss) from discontinued operations, net of income taxes	(24,536)	—	(632)	(5,133)

Net income (loss)	$(35,385)	$(11,653)	$(8,931)	$(54,659)

Income (loss) from continuing operations per basic and diluted share	$(1.10)	$(1.18)	$(0.84)	$(5.01)

Income (loss) from discontinued operations, net of income taxes per basic and diluted share	$(2.48)	$—	$(0.06)	$(0.52)

Net income (loss) per basic and diluted share	$(3.58)	$(1.18)	$(0.90)	$(5.53)

Weighted-average shares used to compute net income (loss) per basic and diluted share:	9,881	9,881	9,881	9,881

FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2009	December 31, 2010

Assets

Current assets:
Cash and cash equivalents	$—	$82,030
Accounts receivable and unbilled services	561	259
Prepaid expenses	41	226
Other current assets	3,464	740
Current assets of discontinued operations	1,969	—

Total current assets	6,035	83,255

Property and equipment, net	—	188
Goodwill	49,116	49,116
Long-term assets of discontinued operations	726	—

Total assets	$55,877	$132,559

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$75	$96
Accrued expenses	3,350	13,767
Current liabilities of discontinued operations	3,139	—

Total current liabilities	6,564	13,863

Other long-term liabilities	—	192
Long-term liabilities of discontinued operations	43	—

Total liabilities	6,607	14,055

Common stock, $0.001 par value, authorized 40,000,000 shares; 9,881,340 shares issued and outstanding at December 31, 2010	—	10
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued and outstanding at December 31, 2010	—	—
Paid-in capital	—	153,638
Pharmaceutical Product Development, Inc. net investment	49,270	—
Accumulated deficit	—	(35,144)

Total shareholders’ equity	49,270	118,504

Total liabilities and shareholders’ equity	$55,877	$132,559